UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2007 (July 5, 2007)
Catuity Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30045	38-3518829
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

300 Preston Ave., Suite 302
Charlottesville, VA 22902		(434) 979-0296
(Address of principal		(Registrant’s telephone number,
executive offices)		including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Secured Promissory Note
Secured Promissory Note
Joiner Agreement for Security Agreement

Item 1.01 Entry into A Material Definitive Agreement.
On July 5, 2007, Catuity Inc. (the “Company”) entered into Secured Promissory Notes in the aggregate principal amount of $150,000 (the “Promissory Notes”) and a Joinder Agreement for Security Agreement (the Joinder Agreement”) with two Holders. The Promissory Notes were issued at 100% of face value, for aggregate gross proceeds to Catuity of $150,000.
The Promissory Notes Holders currently hold the Company’s outstanding 10% Senior Convertible Notes (the “Senior Notes”) and Series A Convertible Preferred Stock that were issued during November 2006.
Catuity plans to use the net proceeds to effect the plan of disposal adopted by the Board of Directors discussed under Item 2.02 of the Company’s Current Report on Form 8-K dated June 17, 2007.
The Promissory Notes will bear interest at 12% per annum and will mature on the earlier of six months from July 3, 2007 or upon a sale of any of the Company’s assets, including its Australian Loyalty Magic subsidiary. The proceeds of such sale(s), before being applied to satisfy any other obligations of the Company, shall be applied first to the repayment of the Senior Notes issued to the Holders on November 22, 2006 and then to the repayment of the Promissory Notes. The Company and each of its subsidiaries executed the Joinder Agreement, dated July 3, 2007, with the Holders that will provide a first lien security interest on the collateral described in the Security Agreement, dated November 21, 2006, between Catuity and each of its subsidiaries, and the Holders. The indebtedness due under the Promissory Notes can be accelerated upon the occurrence of certain events, including failure to pay amounts when due, breach of any security interests, or upon a filing by Catuity of an assignment for the benefit of creditors, bankruptcy or other form of insolvency. The interest due on July 1, 2007 under the Senior Notes between Catuity and the Holders dated November 21, 2006 shall be deferred until August 1, 2007 and the Holders agree not to declare an event of default prior to August 1, 2007, for any reason under the Senior Notes with the exception of a) the resignation of all of the independent members of the Board of Catuity or b) Catuity files for Bankruptcy. Catuity may prepay or redeem the Promissory Note at any time, without penalty.
The foregoing discussion is qualified in its entirety by reference to the Secured Promissory Notes attached hereto as Exhibits 10.1 and 10.2 and the Joinder Agreement attached hereto as Exhibit 10.3 and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
The information regarding the Promissory Notes set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Secured Promissory Note, dated July 5, 2007, by and among Catuity Inc. and Gottbetter Master Capital Fund, LTD.

10.2	Secured Promissory Note, dated July 5, 2007, by and among Catuity Inc. and Bridgepoint Master Fund, LTD.

10.3	Joiner Agreement for Security Agreement, dated July 3, 2007, by and among Catuity Inc. and the Grantors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATUITY INC.
(Registrant)

By	/s/ Debra Hoopes

Debra Hoopes
Senior Vice President and Chief Financial Officer
Date: July 11, 2007

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